                                                                   EXHIBIT 11(c)


                               CONSENT OF COUNSEL

                                AIM FUNDS GROUP


                 We hereby consent to the use of our name and to the reference to our firm under the caption "General Information - Legal Counsel" in the Prospectus for AIM Funds Group (the "Fund") and under the caption Miscellaneous Information - Legal Matters in the Statement of Additional Information for the Fund, which is included in Post-Effective Amendment No. 73 to the Registration Statement under the Securities Act of 1933 (No. 2-27334) and Amendment No. 73 to the Registration Statement under the Investment Company Act of 1940 (No. 811-1540) on Form N-1A of the Fund.



                                        /s/ Ballard Spahr Andrews & Ingersoll
                                        -------------------------------------



Philadelphia, Pennsylvania
July 10, 1997